      As filed with the Securities and Exchange Commission on May 27, 2004

                                                  Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       76-0506313
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
          (Address of principal executive offices, including zip code)

                              --------------------

               GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            B. B. HOLLINGSWORTH, JR.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
                     (Name and address of agent for service)

                                 (713) 647-5700
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Douglas E. McWilliams
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
     TITLE OF EACH CLASS               AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT
        OF SECURITIES                  TO BE           OFFERING PRICE PER       AGGREGATE                OF
       TO BE REGISTERED            REGISTERED (1)           SHARE(2)        OFFERING PRICE(2)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
  per share(3)                    1,000,000 shares           $29.51            $29,510,000             $3,739
==================================================================================================================

 (1) Under General Instruction E of Form S-8, this registration statement registers an additional 1,000,000 shares of common stock to be issued under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (the "Plan"). A registration statement (File No. 333-42165) was previously filed with the Securities and Exchange Commission on December 12, 1997 covering 2,000,000 shares of common stock to be issued under the Plan, a registration statement (File No. 333-80399) was previously filed with the Securities and Exchange Commission on June 10, 1999 covering 1,000,000 shares of common stock to be issued under the Plan and a registration statement (File No. 333-75784) was previously filed with the Securities and Exchange Commission on December 21, 2001 covering 1,500,000 shares of common stock to be issued under the Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on May 20 ($29.51 per share).

(3) Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

         This registration statement registers an additional 1,000,000 of shares of common stock, par value $.01 per share, of Group 1 Automotive, Inc. ("Group 1"), to be offered under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan. The contents of the previous registration statement on Form S-8 filed by Group 1 with the Securities and Exchange Commission (the "Commission") on December 12, 1997 (Registration No. 333-42165), June 10, 1999 (Registration No. 333-8-399)
and December 21, 2001 (Registration No. 333-75784) (collectively, the "Prior Registration Statements") are incorporated by reference into this registration statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities. The Prior Registration Statements incorporated herein by reference contain a consent of Arthur Andersen LLP, former independent public accountants to Group 1. We are unable to obtain the written consent of Arthur Andersen to the inclusion of their consent in this Registration Statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437A promulgated under the Securities Act. Arthur Andersen has not consented to the inclusion of its report in this Registration Statement. Because of Arthur Andersen's current financial position you may not be able to recover against Arthur Andersen for any claims you may have under securities or other laws as a result of Arthur Andersen's activities during the period in which it acted as our independent public accountants.

ITEM 8. EXHIBITS.

       4.1  Fourth Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive
            Plan

       5.1  Opinion of Vinson & Elkins L.L.P.

      23.1  Consent of Ernst & Young LLP.

      23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

      24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 25, 2004.

                                      GROUP 1 AUTOMOTIVE, INC.

                                      By: /s/ B.B. Hollingsworth, Jr.
                                          -----------------------------
                                          B. B. Hollingsworth, Jr.
                                          Chairman, President and Chief
                                          Executive Officer


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Robert T. Ray as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 25, 2004.

               SIGNATURE                                         TITLE
               ---------                                         -----

      /s/ B.B. Hollingsworth, Jr.           Chairman, President and Chief Executive Officer
----------------------------------------             (Principal Executive Officer)
        B.B. Hollingsworth, Jr.


           /s/ Robert T. Ray                Senior Vice President, Chief Financial Officer
----------------------------------------                    and Treasurer
            Robert T. Ray                    (Principal Financial and Accounting Officer)


           /s/John L. Adams
----------------------------------------                       Director
             John L. Adams


        /s/ Robert E. Howard II
----------------------------------------                       Director
          Robert E. Howard II


          /s/ Louis E. Lataif
----------------------------------------                       Director
            Louis E. Lataif


         /s/ Stephen D. Quinn
----------------------------------------                       Director
           Stephen D. Quinn


         /s/ J. Terry Strange
----------------------------------------                       Director
           J. Terry Strange


        /s/ Max P. Watson, Jr.
----------------------------------------                       Director
          Max P. Watson, Jr.

                                  EXHIBIT INDEX



      4.1   Fourth Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive
            Plan

      5.1   Opinion of Vinson & Elkins L.L.P.

     23.1   Consent of Ernst & Young LLP.

     23.2   Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).

     24.1 Powers of Attorney (included on the signature page to this Registration Statement).